HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS fiscal 2015 Second Quarter Results

RED BANK, NJ, June 9, 2015 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal second quarter and six months ended April 30, 2015.

RESULTS FOR the ThrEE and six MONTH PERIODs ENDED April 30, 2015:

●

Total revenues were $468.9 million in the second quarter of fiscal 2015, an increase of 4.2% compared with $449.9 million in the second quarter of fiscal 2014. For the six months ended April 30, 2015, total revenues increased 12.4% to $914.7 million compared with $814.0 million in the first half of the prior year.

●

Homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 16.1% for the second quarter ended April 30, 2015, compared with 20.2% in last year’s second quarter. During the first six months of fiscal 2015, homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 17.1% compared with 19.5% in the same period of the previous year.

●

Net loss was $19.6 million, or $0.13 per common share, for the second quarter of fiscal 2015, compared with a net loss of $7.9 million, or $0.05 per common share, in the second quarter of the previous year. For the six months ended April 30, 2015, the net loss was $33.9 million, or $0.23 per common share, compared with a net loss of $32.4 million, or $0.22 per common share, in the first half of fiscal 2014.

●

The pre-tax loss, excluding land-related charges and loss on extinguishment of debt, in the second quarter of fiscal 2015 was $25.2 million compared with a loss of $5.6 million in the prior year’s second quarter. For the first half of fiscal 2015, the pre-tax loss, excluding land-related charges and loss on extinguishment of debt, was $42.6 million compared with a loss of $28.8 million during the first six months of fiscal 2014.

●

Consolidated deliveries were 1,223 homes in the second quarter of fiscal 2015, a 1.0% decrease compared with 1,235 homes in the second quarter of fiscal 2014. For the three months ended April 30, 2015, deliveries, including unconsolidated joint ventures, decreased 3.2% to 1,289 homes compared with 1,331 homes in the second quarter of the prior year.

●

For the six months ended April 30, 2015, consolidated deliveries were 2,372 homes, a 4.4% increase compared with 2,271 homes in the first six months of last year. During the first half of fiscal 2015, deliveries, including unconsolidated joint ventures, increased 1.6% to 2,509 homes compared with 2,469 homes in the same period of the previous year.

●	As of April 30, 2015, consolidated active selling communities increased 5.6% to 207 communities compared with 196 communities at April 30, 2014.

●

The dollar value of consolidated net contracts increased 4.7% to $700.7 million for the three months ended April 30, 2015 compared with $669.3 million during the same quarter a year ago. The dollar value of net contracts, including unconsolidated joint ventures, during the second quarter of fiscal 2015 increased 6.8% to $750.9 million compared with $703.0 million in last year’s second quarter.

●

In the second quarter of fiscal 2015, the number of consolidated net contracts decreased 0.7% to 1,796 homes compared with 1,809 homes in the prior year’s second quarter. The number of net contracts, including unconsolidated joint ventures, decreased 0.7% to 1,894 homes for the second quarter of fiscal 2015 from 1,907 homes during the second quarter of fiscal 2014.

●

Consolidated net contracts per active selling community decreased 5.4% to 8.7 net contracts per active selling community for the quarter ended April 30, 2015 compared with 9.2 net contracts per active selling community in the second quarter of fiscal 2014.

●

The dollar value of consolidated net contracts increased 11.8% to $1.20 billion for the first six months of fiscal 2015 compared with $1.08 billion in the first half of the previous year. The dollar value of net contracts, including unconsolidated joint ventures, for the six months ended April 30, 2015 increased 9.8% to $1.27 billion compared with $1.16 billion in the first six months of fiscal 2014.

●

For the six months ended April 30, 2015, the number of consolidated net contracts increased 7.4% to 3,115 homes compared with 2,901 homes in first half of the prior year. The number of net contracts, including unconsolidated joint ventures, increased 4.9% to 3,260 homes for the six months ended April 30, 2015 from 3,109 homes in the first half of last year.

●

As of April 30, 2015, the dollar value of consolidated contract backlog increased 11.9% to $1.17 billion compared with $1.05 billion as of April 30, 2014. The dollar value of contract backlog, as of April 30, 2015, including unconsolidated joint ventures, was $1.23 billion, an increase of 8.6% compared with $1.14 billion as of April 30, 2014.

●

As of April 30, 2015, the number of homes in consolidated contract backlog increased 6.3% to 2,972 homes compared with 2,797 homes as of the end of the second quarter of fiscal 2014. Contract backlog, as of April 30, 2015, including unconsolidated joint ventures, increased 2.0% to 3,092 homes compared with 3,032 homes as of April 30, 2014.

●

Total interest expense as a percentage of total revenues declined 50 basis points to 7.5% during the second quarter of fiscal 2015 compared with 8.0% in the same period of the previous year. For the six months ended April 30, 2015, total interest expense as a percentage of total revenues declined 60 basis points to 7.8% compared with 8.4% during the same period a year ago.

●

Total SG&A was $69.1 million, or 14.7% of total revenues, during the second quarter of fiscal 2015 compared with $62.4 million, or 13.9% of total revenues, in last year’s second quarter. Total SG&A was $133.7 million, or 14.6% of total revenues, for the first six months of fiscal 2015 compared with $122.8 million, or 15.1% of total revenues, in the first half of the prior year.

●	The contract cancellation rate, including unconsolidated joint ventures, for the second quarter of fiscal 2015 was 17%, consistent with the rate in the second quarter of fiscal 2014.

●

The valuation allowance was $642.5 million as of April 30, 2015. The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

●

During May 2015, the dollar value of consolidated net contracts increased 18.6% to $212.8 million compared with $179.5 million for May of 2014 and the number of consolidated net contracts increased 18.6% to 529 homes from 446 homes in May 2014.

Liquidity AND Inventory as of April 30, 2015:

●	During the second quarter of fiscal 2015, land and land development spending was $108.1 million. For the six months ended April 30, 2015, land and land development spending was $334.4 million.

●

Total liquidity at the end of the second quarter of fiscal 2015 was $312.1 million compared with $298.3 million at April 30, 2014. Total liquidity at April 30, 2015 included $256.9 million of homebuilding cash and cash equivalents, $2.6 million of restricted cash required to collateralize letters of credit and $52.6 million of availability under the unsecured revolving credit facility.

●

As of April 30, 2015, the land position, including unconsolidated joint ventures, was 37,140 lots, consisting of 15,773 lots under option and 21,367 owned lots, compared with a total of 37,787 lots as of April 30, 2014.

●	During the second quarter of fiscal 2015, approximately 2,100 lots, including unconsolidated joint ventures, were put under option or acquired in 46 communities.

COMMENTS FROM MANAGEMENT:

“As we discussed on our first quarter conference call, we expected our second quarter gross margin to be adversely affected by incentives and concessions on started unsold homes. However, the impact was greater than we anticipated and we are disappointed with our second quarter results,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “Based on the higher gross margin in our April 30th backlog we are confident that our gross margin for the third and fourth quarters of fiscal 2015 will show sequential increases. While we still feel good about our ability to grow the top line during fiscal 2015 and still expect to generate a solid profit during the fourth quarter, we do not expect it to be sufficient to offset earlier quarterly losses.”

“We control enough land today to further grow our community count and remain focused on improving the operating results of some of our weaker divisions. As a result, assuming no changes in current market conditions, we expect fiscal 2016 to be a breakout year for deliveries and revenues, which should lead to a substantial increase in profitability as compared to recent years,” concluded Mr. Hovnanian.

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2015 second quarter financial results conference call at 11:00 a.m. E.T. on Tuesday, June 9, 2015. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises®, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2014 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net loss. The reconciliation of EBIT, EBITDA and Adjusted EBITDA to net loss is presented in a table attached to this earnings release.

Loss Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes. The reconciliation of Loss Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt to Loss Before Income Taxes is presented in a table attached to this earnings release.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “forward-looking statements” within the meaning of the “Safe Harbor” provision of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of the sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; and (22) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Hovnanian Enterprises, Inc.

April 30, 2015

Statements of Consolidated Operations

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Total Revenues	$468,949	$449,929	$914,663	$813,977
Costs and Expenses (a)	499,896	457,139	966,742	847,648
Loss on Extinguishment of Debt	-	(1,155)	-	(1,155)
Income from Unconsolidated Joint Ventures	1,466	1,067	2,918	3,638
Loss Before Income Taxes	(29,481)	(7,298)	(49,161)	(31,188)
Income Tax (Benefit) Provision	(9,922)	604	(15,226)	1,237
Net Loss	$(19,559)	$(7,902)	$(33,935)	$(32,425)

Per Share Data:
Basic:
Loss Per Common Share	$(0.13)	$(0.05)	$(0.23)	$(0.22)
Weighted Average Number of Common Shares Outstanding (b)	146,946	146,325	146,762	146,151
Assuming Dilution:
Loss Per Common Share	$(0.13)	$(0.05)	$(0.23)	$(0.22)
Weighted Average Number of Common Shares Outstanding (b)	146,946	146,325	146,762	146,151

(a) Includes inventory impairment loss and land option write-offs.

(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.

April 30, 2015

Reconciliation of Loss Before Income Taxes Excluding Land-Related Charges

and Loss on Extinguishment of Debt to Loss Before Income Taxes

(Dollars in Thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Loss Before Income Taxes	$(29,481)	$(7,298)	$(49,161)	$(31,188)
Inventory Impairment Loss and Land Option Write-Offs	4,311	522	6,541	1,186
Loss on Extinguishment of Debt	-	1,155	-	1,155
Loss Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt (a)	$(25,170)	$(5,621)	$(42,620)	$(28,847)

(a) Loss Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt is a non-GAAP Financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes.

Hovnanian Enterprises, Inc.

April 30, 2015

Gross Margin

(Dollars in Thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Sale of Homes	$455,172	$438,302	$888,643	$793,483
Cost of Sales, Excluding Interest and Land Charges (a)	381,870	349,867	736,249	638,392
Homebuilding Gross Margin, Excluding Interest and Land Charges	73,302	88,435	152,394	155,091
Homebuilding Cost of Sales Interest	11,993	12,024	23,292	21,490
Homebuilding Gross Margin, Including Interest and Excluding Land Charges	$61,309	$76,411	$129,102	$133,601

Gross Margin Percentage, Excluding Interest and Land Charges	16.1%	20.2%	17.1%	19.5%
Gross Margin Percentage, Including Interest and Excluding Land Charges	13.5%	17.4%	14.5%	16.8%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Land and Lot Sales	$336	$1,499	$850	$1,929
Cost of Sales, Excluding Interest and Land Charges (a)	269	566	702	928
Land and Lot Sales Gross Margin, Excluding Interest and Land Charges	67	933	148	1,001
Land and Lot Sales Interest	20	383	39	407
Land and Lot Sales Gross Margin, Including Interest and Excluding Land Charges	$47	$550	$109	$594

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.

April 30, 2015

Reconciliation of Adjusted EBITDA to Net Loss

(Dollars in Thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Net Loss	$(19,559)	$(7,902)	$(33,935)	$(32,425)
Income Tax (Benefit) Provision	(9,922)	604	(15,226)	1,237
Interest Expense	35,043	35,879	71,432	68,702
EBIT (a)	5,562	28,581	22,271	37,514
Depreciation	870	853	1,719	1,706
Amortization of Debt Costs	1,489	1,103	2,961	2,158
EBITDA (b)	7,921	30,537	26,951	41,378
Inventory Impairment Loss and Land Option Write-offs	4,311	522	6,541	1,186
Loss on Extinguishment of Debt	-	1,155	-	1,155
Adjusted EBITDA (c)	$12,232	$32,214	$33,492	$43,719

Interest Incurred	$40,703	$36,782	$82,175	$71,601

Adjusted EBITDA to Interest Incurred	0.30	0.88	0.41	0.61

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBIT represents earnings before interest expense and income taxes.

(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs and loss on extinguishment of debt.

Hovnanian Enterprises, Inc.

April 30, 2015

Interest Incurred, Expensed and Capitalized

(Dollars in Thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$114,241	$107,089	$109,158	$105,093
Plus Interest Incurred	40,703	36,782	82,175	71,601
Less Interest Expensed	35,043	35,879	71,432	68,702
Interest Capitalized at End of Period (a)	$119,901	$107,992	$119,901	$107,992

(a) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	April 30, 2015	October 31, 2014
	(Unaudited)	(1)
ASSETS

Homebuilding:
Cash and cash equivalents	$256,866	$255,117
Restricted cash and cash equivalents	9,623	13,086
Inventories:
Sold and unsold homes and lots under development	1,227,692	961,994
Land and land options held for future development or sale	210,259	273,463
Consolidated inventory not owned:
Specific performance options	1,734	3,479
Other options	99,072	105,374
Total consolidated inventory not owned	100,806	108,853
Total inventories	1,538,757	1,344,310
Investments in and advances to unconsolidated joint ventures	70,550	63,883
Receivables, deposits and notes, net	85,810	92,546
Property, plant and equipment, net	46,414	46,744
Prepaid expenses and other assets	81,085	69,358
Total homebuilding	2,089,105	1,885,044

Financial services:
Cash and cash equivalents	4,706	6,781
Restricted cash and cash equivalents	13,980	16,236
Mortgage loans held for sale at fair value	106,452	95,338
Other assets	2,163	1,988
Total financial services	127,301	120,343
Income taxes receivable – including net deferred tax benefits	300,588	284,543
Total assets	$2,516,994	$2,289,930

(1)  Derived from the audited balance sheet as of October 31, 2014.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands Except Share and Per Share Amounts)

	April 30, 2015	October 31, 2014
	(Unaudited)	(1)
LIABILITIES AND EQUITY

Homebuilding:
Nonrecourse mortgages	$118,904	$103,908
Accounts payable and other liabilities	342,762	370,876
Customers’ deposits	41,431	34,969
Nonrecourse mortgages secured by operating properties	16,076	16,619
Liabilities from inventory not owned	91,040	92,381
Total homebuilding	610,213	618,753

Financial services:
Accounts payable and other liabilities	21,831	22,278
Mortgage warehouse lines of credit	82,966	76,919
Total financial services	104,797	99,197

Notes payable:
Senior secured notes, net of discount	980,629	979,935
Senior notes, net of discount	840,851	590,472
Senior amortizing notes	14,987	17,049
Senior exchangeable notes	71,913	70,101
Accrued interest	39,938	32,222
Total notes payable	1,948,318	1,689,779

Total liabilities	2,663,328	2,407,729

Stockholders’ equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at April 30, 2015 and at October 31, 2014	135,299	135,299
Common stock, Class A, $0.01 par value – authorized 400,000,000 shares; issued 143,196,407 shares at April 30, 2015 and 142,836,563 shares at October 31, 2014 (including 11,760,763 shares at April 30, 2015 and October 31, 2014 held in Treasury)	1,432	1,428
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) – authorized 60,000,000 shares; issued 15,675,467 shares at April 30, 2015 and 15,497,543 shares at October 31, 2014 (including 691,748 shares at April 30, 2015 and October 31, 2014 held in Treasury)	157	155
Paid in capital – common stock	703,337	697,943
Accumulated deficit	(871,199)	(837,264)
Treasury stock – at cost	(115,360)	(115,360)
Total stockholders’ equity deficit	(146,334)	(117,799)
Total liabilities and equity	$2,516,994	$2,289,930

(1)  Derived from the audited balance sheet as of October 31, 2014.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2015	2014	2015	2014
Revenues:
Homebuilding:
Sale of homes	$455,172	$438,302	$888,643	$793,483
Land sales and other revenues	1,320	2,215	2,441	2,988
Total homebuilding	456,492	440,517	891,084	796,471
Financial services	12,457	9,412	23,579	17,506
Total revenues	468,949	449,929	914,663	813,977

Expenses:
Homebuilding:
Cost of sales, excluding interest	382,139	350,433	736,951	639,320
Cost of sales interest	12,013	12,407	23,331	21,897
Inventory impairment loss and land option write-offs	4,311	522	6,541	1,186
Total cost of sales	398,463	363,362	766,823	662,403
Selling, general and administrative	52,614	47,806	100,260	91,768
Total homebuilding expenses	451,077	411,168	867,083	754,171

Financial services	7,508	6,707	14,825	13,379
Corporate general and administrative	16,493	14,641	33,401	31,033
Other interest	23,030	23,472	48,101	46,805
Other operations	1,788	1,151	3,332	2,260
Total expenses	499,896	457,139	966,742	847,648
Loss on extinguishment of debt	-	(1,155)	-	(1,155)
Income from unconsolidated joint ventures	1,466	1,067	2,918	3,638
Loss before income taxes	(29,481)	(7,298)	(49,161)	(31,188)
State and federal income tax (benefit) provision:
State	(414)	604	2,718	1,237
Federal	(9,508)	-	(17,944)	-
Total income taxes	(9,922)	604	(15,226)	1,237
Net loss	$(19,559)	$(7,902)	$(33,935)	$(32,425)

Per share data:
Basic:
Loss per common share	$(0.13)	$(0.05)	$(0.23)	$(0.22)
Weighted-average number of common shares outstanding	146,946	146,325	146,762	146,151
Assuming dilution:
Loss per common share	$(0.13)	$(0.05)	$(0.23)	$(0.22)
Weighted-average number of common shares outstanding	146,946	146,325	146,762	146,151

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

(UNAUDITED)

					Communities Under Development Three Months – April 30, 2015
		Net Contracts			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Apr 30,			Apr 30,			Apr 30,
		2015	2014	% Change	2015	2014	% Change	2015	2014	% Change
Northeast
(NJ, PA)	Home	140	156	(10.3)%	70	134	(47.8)%	227	237	(4.2)%
	Dollars	$69,717	$75,485	(7.6)%	$39,123	$65,550	(40.3)%	$110,032	$113,846	(3.4)%
	Avg. Price	$497,975	$483,878	2.9%	$558,897	$489,180	14.3%	$484,720	$480,363	0.9%
Mid-Atlantic
(DE, MD, VA, WV)	Home	247	263	(6.1)%	164	145	13.1%	474	404	17.3%
	Dollars	$116,843	$119,935	(2.6)%	$76,102	$68,431	11.2%	$250,862	$203,218	23.4%
	Avg. Price	$473,047	$456,027	3.7%	$464,035	$471,938	(1.7)%	$529,245	$503,015	5.2%
Midwest
(IL, MN, OH)	Home	311	229	35.8%	218	167	30.5%	763	666	14.6%
	Dollars	$101,807	$65,242	56.0%	$73,214	$48,624	50.6%	$223,759	$171,987	30.1%
	Avg. Price	$327,353	$284,901	14.9%	$335,847	$291,162	15.3%	$293,262	$258,239	13.6%
Southeast
(FL, GA, NC, SC)	Home	205	183	12.0%	158	164	(3.7)%	331	308	7.5%
	Dollars	$66,824	$59,467	12.4%	$49,255	$50,792	(3.0)%	$113,146	$102,421	10.5%
	Avg. Price	$325,971	$324,956	0.3%	$311,740	$309,707	0.7%	$341,832	$332,537	2.8%
Southwest
(AZ, TX)	Home	761	839	(9.3)%	532	551	(3.4)%	1,060	1,027	3.2%
	Dollars	$290,901	$269,985	7.7%	$189,974	$164,212	15.7%	$423,221	$352,139	20.2%
	Avg. Price	$382,262	$321,794	18.8%	$357,095	$298,025	19.8%	$399,265	$342,881	16.4%
West
(CA)	Home	132	139	(5.0)%	81	74	9.5%	117	155	(24.5)%
	Dollars	$54,648	$79,167	(31.0)%	$27,504	$40,693	(32.4)%	$50,081	$102,644	(51.2)%
	Avg. Price	$414,000	$569,545	(27.3)%	$339,552	$549,905	(38.3)%	$428,047	$662,221	(35.4)%
Consolidated Total
	Home	1,796	1,809	(0.7)%	1,223	1,235	(1.0)%	2,972	2,797	6.3%
	Dollars	$700,740	$669,281	4.7%	$455,172	$438,302	3.8%	$1,171,101	$1,046,255	11.9%
	Avg. Price	$390,167	$369,973	5.5%	$372,177	$354,900	4.9%	$394,045	$374,063	5.3%
Unconsolidated Joint Ventures
	Home	98	98	0.0%	66	96	(31.3)%	120	235	(48.9)%
	Dollars	$50,132	$33,768	48.5%	$27,325	$33,411	(18.2)%	$62,433	$89,485	(30.2)%
	Avg. Price	$511,551	$344,567	48.5%	$414,015	$348,031	19.0%	$520,271	$380,787	36.6%
Grand Total
	Home	1,894	1,907	(0.7)%	1,289	1,331	(3.2)%	3,092	3,032	2.0%
	Dollars	$750,872	$703,049	6.8%	$482,497	$471,713	2.3%	$1,233,534	$1,135,740	8.6%
	Avg. Price	$396,448	$368,668	7.5%	$374,319	$354,405	5.6%	$398,944	$374,584	6.5%

DELIVERIES INCLUDE EXTRAS

Notes:

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

(UNAUDITED)

					Communities Under Development
					Six Months - April 30, 2015
		Net Contracts			Deliveries			Contract
		Six Months Ended			Six Months Ending			Backlog
		Apr 30,			Apr 30,			Apr 30,
		2015	2014	% Change	2015	2014	% Change	2015	2014	% Change
Northeast
(NJ, PA)	Home	247	257	(3.9)%	166	240	(30.8)%	227	237	(4.2)%
	Dollars	$126,470	$127,523	(0.8)%	$89,764	$118,683	(24.4)%	$110,032	$113,846	(3.4)%
	Avg. Price	$512,024	$496,200	3.2%	$540,748	$494,512	9.3%	$484,720	$480,363	0.9%
Mid-Atlantic
(DE, MD, VA, WV)	Home	458	403	13.6%	355	270	31.5%	474	404	17.3%
	Dollars	$218,952	$190,832	14.7%	$157,013	$128,781	21.9%	$250,862	$203,218	23.4%
	Avg. Price	$478,061	$473,530	1.0%	$442,290	$476,966	(7.3)%	$529,245	$503,015	5.2%
Midwest
(IL, MN, OH)	Home	519	397	30.7%	421	336	25.3%	763	666	14.6%
	Dollars	$172,788	$113,633	52.1%	$137,624	$92,363	49.0%	$223,759	$171,987	30.1%
	Avg. Price	$332,926	$286,230	16.3%	$326,899	$274,889	18.9%	$293,262	$258,239	13.6%
Southeast
(FL, GA, NC, SC)	Home	378	295	28.1%	279	295	(5.4)%	331	308	7.5%
	Dollars	$119,114	$93,685	27.1%	$87,039	$89,920	(3.2)%	$113,146	$102,421	10.5%
	Avg. Price	$315,118	$317,576	(0.8)%	$311,967	$304,813	2.3%	$341,832	$332,537	2.8%
Southwest
(AZ, TX)	Home	1,299	1,342	(3.2)%	1,009	992	1.7%	1,060	1,027	3.2%
	Dollars	$484,485	$428,069	13.2%	$356,584	$292,297	22.0%	$423,221	$352,139	20.2%
	Avg. Price	$372,968	$318,978	16.9%	$353,403	$294,655	19.9%	$399,265	$342,881	16.4%
West
(CA)	Home	214	207	3.4%	142	138	2.9%	117	155	(24.5)%
	Dollars	$82,088	$123,557	(33.6)%	$60,619	$71,439	(15.1)%	$50,081	$102,644	(51.2)%
	Avg. Price	$383,591	$596,892	(35.7)%	$426,891	$517,672	(17.5)%	$428,047	$662,221	(35.4)%
Consolidated Total
	Home	3,115	2,901	7.4%	2,372	2,271	4.4%	2,972	2,797	6.3%
	Dollars	$1,203,897	$1,077,299	11.8%	$888,643	$793,483	12.0%	$1,171,101	$1,046,255	11.9%
	Avg. Price	$386,484	$371,354	4.1%	$374,639	$349,398	7.2%	$394,045	$374,063	5.3%
Unconsolidated Joint Ventures
	Home	145	208	(30.3)%	137	198	(30.8)%	120	235	(48.9)%
	Dollars	$68,213	$81,536	(16.3)%	$54,904	$77,987	(29.6)%	$62,433	$89,485	(30.2)%
	Avg. Price	$470,436	$391,998	20.0%	$400,758	$393,875	1.7%	$520,271	$380,787	36.6%
Grand Total
	Home	3,260	3,109	4.9%	2,509	2,469	1.6%	3,092	3,032	2.0%
	Dollars	$1,272,110	$1,158,835	9.8%	$943,547	$871,470	8.3%	$1,233,534	$1,135,740	8.6%
	Avg. Price	$390,218	$372,735	4.7%	$376,065	$352,965	6.5%	$398,944	$374,584	6.5%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(SEGMENT DATA INCLUDES UNCONSOLIDATED JOINT VENTURES)

(UNAUDITED)

					Communities Under Development
					Three Months – April 30, 2015
		Net Contracts			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Apr 30,			Apr 30,			Apr 30,
		2015	2014	% Change	2015	2014	% Change	2015	2014	% Change
Northeast
(includes unconsolidated joint ventures)	Home	150	167	(10.2)%	73	147	(50.3)%	243	261	(6.9)%
(NJ, PA)	Dollars	$72,656	$75,796	(4.1)%	$39,885	$69,985	(43.0)%	$114,853	$122,405	(6.2)%
	Avg. Price	$484,368	$453,868	6.7%	$546,354	$476,088	14.8%	$472,647	$468,985	0.8%
Mid-Atlantic
(includes unconsolidated joint ventures)	Home	275	301	(8.6)%	187	180	3.9%	512	489	4.7%
(DE, MD, VA, WV)	Dollars	$131,083	$136,640	(4.1)%	$88,164	$82,620	6.7%	$272,944	$244,103	11.8%
	Avg. Price	$476,666	$453,953	5.0%	$471,468	$459,000	2.7%	$533,094	$499,188	6.8%
Midwest
(includes unconsolidated joint ventures)	Home	311	247	25.9%	224	181	23.8%	763	706	8.1%
(IL, MN, OH)	Dollars	$101,571	$70,073	45.0%	$74,969	$52,327	43.3%	$223,759	$182,927	22.3%
	Avg. Price	$326,594	$283,694	15.1%	$334,684	$289,100	15.8%	$293,262	$259,103	13.2%
Southeast
(includes unconsolidated joint ventures)	Home	222	214	3.7%	178	198	(10.1)%	353	394	(10.4)%
(FL, GA, NC, SC)	Dollars	$74,030	$71,388	3.7%	$57,538	$61,876	(7.0)%	$122,444	$131,522	(6.9)%
	Avg. Price	$333,469	$333,589	(0.0)%	$323,248	$312,506	3.4%	$346,867	$333,812	3.9%
Southwest
(includes unconsolidated joint ventures)	Home	761	839	(9.3)%	532	551	(3.4)%	1,060	1,027	3.2%
(AZ, TX)	Dollars	$290,901	$269,985	7.7%	$189,974	$164,212	15.7%	$423,221	$352,139	20.2%
	Avg. Price	$382,262	$321,794	18.8%	$357,095	$298,025	19.8%	$399,265	$342,881	16.4%
West
(includes unconsolidated joint ventures)	Home	175	139	25.9%	95	74	28.4%	161	155	3.9%
(CA)	Dollars	$80,631	$79,167	1.8%	$31,967	$40,693	(21.4)%	$76,313	$102,644	(25.7)%
	Avg. Price	$460,750	$569,545	(19.1)%	$336,493	$549,905	(38.8)%	$473,992	$662,221	(28.4)%
Grand Total
	Home	1,894	1,907	(0.7)%	1,289	1,331	(3.2)%	3,092	3,032	2.0%
	Dollars	$750,872	$703,049	6.8%	$482,497	$471,713	2.3%	$1,233,534	$1,135,740	8.6%
	Avg. Price	$396,448	$368,668	7.5%	$374,319	$354,405	5.6%	$398,944	$374,584	6.5%
Consolidated Total
	Home	1,796	1,809	(0.7)%	1,223	1,235	(1.0)%	2,972	2,797	6.3%
	Dollars	$700,740	$669,281	4.7%	$455,172	$438,302	3.8%	$1,171,101	$1,046,255	11.9%
	Avg. Price	$390,167	$369,973	5.5%	$372,177	$354,900	4.9%	$394,045	$374,063	5.3%
Unconsolidated Joint Ventures
	Home	98	98	0.0%	66	96	(31.3)%	120	235	(48.9)%
	Dollars	$50,132	$33,768	48.5%	$27,325	$33,411	(18.2)%	$62,433	$89,485	(30.2)%
	Avg. Price	$511,546	$344,567	48.5%	$414,015	$348,031	19.0%	$520,271	$380,787	36.6%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(SEGMENT DATA INCLUDES UNCONSOLIDATED JOINT VENTURES)

(UNAUDITED)

					Communities Under Development
					Six Months – April 30, 2015
		Net Contracts			Deliveries			Contract
		Six Months Ended			Six Months Ended			Backlog
		Apr 30,			Apr 30,			Apr 30,
		2015	2014	% Change	2015	2014	% Change	2015	2014	% Change
Northeast
(includes unconsolidated joint ventures)	Home	258	295	(12.5)%	181	267	(32.2)%	243	261	(6.9)%
(NJ, PA)	Dollars	$127,257	$143,165	(11.1)%	$93,984	$132,008	(28.8)%	$114,853	$122,405	(6.2)%
	Avg. Price	$493,244	$485,305	1.6%	$519,249	$494,411	5.0%	$472,647	$468,985	0.8%
Mid-Atlantic
(includes unconsolidated joint ventures)	Home	503	494	1.8%	397	346	14.7%	512	489	4.7%
(DE, MD, VA, WV)	Dollars	$242,645	$230,084	5.5%	$179,662	$161,372	11.3%	$272,944	$244,103	11.8%
	Avg. Price	$482,396	$465,756	3.6%	$452,550	$466,393	(3.0)%	$533,094	$499,188	6.8%
Midwest
(includes unconsolidated joint ventures)	Home	519	422	23.0%	438	370	18.4%	763	706	8.1%
(IL, MN, OH)	Dollars	$172,805	$120,504	43.4%	$142,306	$101,510	40.2%	$223,759	$182,927	22.3%
	Avg. Price	$332,957	$285,555	16.6%	$324,899	$274,352	18.4%	$293,262	$259,103	13.2%
Southeast
(includes unconsolidated joint ventures)	Home	411	348	18.1%	319	347	(8.1)%	353	394	(10.4)%
(FL, GA, NC, SC)	Dollars	$132,824	$112,764	17.8%	$103,373	$106,975	(3.4)%	$122,444	$131,522	(6.9)%
	Avg. Price	$323,173	$324,033	(0.3)%	$324,052	$308,286	5.1%	$346,867	$333,812	3.9%
Southwest
(includes unconsolidated joint ventures)	Home	1,299	1,342	(3.2)%	1,009	992	1.7%	1,060	1,027	3.2%
(AZ, TX)	Dollars	$484,485	$428,069	13.2%	$356,584	$292,297	22.0%	$423,221	$352,139	20.2%
	Avg. Price	$372,968	$318,978	16.9%	$353,403	$294,655	19.9%	$399,265	$342,881	16.4%
West
(includes unconsolidated joint ventures)	Home	270	208	29.8%	165	147	12.2%	161	155	3.9%
(CA)	Dollars	$112,094	$124,249	(9.8)%	$67,638	$77,308	(12.5)%	$76,313	$102,644	(25.7)%
	Avg. Price	$415,163	$597,351	(30.5)%	$409,929	$525,907	(22.1)%	$473,992	$662,221	(28.4)%
Grand Total
	Home	3,260	3,109	4.9%	2,509	2,469	1.6%	3,092	3,032	2.0%
	Dollars	$1,272,110	$1,158,835	9.8%	$943,547	$871,470	8.3%	$1,233,534	$1,135,740	8.6%
	Avg. Price	$390,218	$372,735	4.7%	$376,065	$352,965	6.5%	$398,944	$374,584	6.5%
Consolidated Total
	Home	3,115	2,901	7.4%	2,372	2,271	4.4%	2,972	2,797	6.3%
	Dollars	$1,203,897	$1,077,299	11.8%	$888,643	$793,483	12.0%	$1,171,101	$1,046,255	11.9%
	Avg. Price	$386,484	$371,354	4.1%	$374,639	$349,398	7.2%	$394,045	$374,063	5.3%
Unconsolidated Joint Ventures
	Home	145	208	(30.3)%	137	198	(30.8)%	120	235	(48.9)%
	Dollars	$68,213	$81,536	(16.3)%	$54,904	$77,987	(29.6)%	$62,433	$89,485	(30.2)%
	Avg. Price	$470,436	$391,998	20.0%	$400,758	$393,875	1.7%	$520,271	$380,787	36.6%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.